                                                                   Exhibit 99.02

                               Ambac Financial Group, Inc.
                               One State Street Plaza
                               New York, NY  10004
                               212.668.0340

                                                                    News Release

                                                           For Immediate Release

                                        Investor/Media Contact: Peter R. Poillon
                                                                  (212) 208-3333
                                                              ppoillon@ambac.com
                                                         Web site: www.ambac.com

Ambac

                      AMBAC FINANCIAL GROUP, INC. ANNOUNCES
               FIRST QUARTER NET INCOME OF $117.0 MILLION, UP 20%

     First Quarter Operating Earnings Per Diluted Share/(1)/ of $1.10 up 20%,
                   Core Earnings Per Diluted Share/(1)/ Up 19%

         First Quarter Adjusted Gross Premiums Written/(2)/ Increase 34%

NEW YORK, April 17, 2002--Ambac Financial Group, Inc. (NYSE: ABK) (Ambac) today announced first quarter 2002 net income of $117.0 million or $1.07 per diluted share. This represents a 20% increase from first quarter 2001 net income of $97.5 million and a 19% increase from first quarter 2001 net income per diluted share of $0.90.

Commenting on the results, Ambac Chairman and CEO Phillip B. Lassiter noted, "The quarter evidenced solid business activity across our primary markets and the prospects for the balance of the year continue to be quite attractive."

Earnings Per Diluted Share
--------------------------

In addition to net income, Ambac presents operating earnings and core earnings, as discussed in Footnote 1. These measures are not substitutes for net income computed in accordance with accounting principles generally accepted in the United States of America (GAAP). They are useful for analysis in that they eliminate certain items, such as net realized and unrealized gains and losses on investment securities and structured credit derivatives, the effect of refundings and calls and certain non-recurring items, to highlight the more consistent elements of earnings.

For the first quarter of 2002, operating earnings were $119.7 million, up 19% from the $100.4 million in operating earnings for the first quarter of 2001. Core earnings for the first quarter of

                                    --MORE--

Ambac First Quarter 2002 Earnings/2

2002 were $115.5 million, an increase of 19% from $97.0 million in core earnings for the first quarter of 2001.

The following table shows net income, operating earnings and core earnings, all per diluted share:

                                     Table I

                                                  First Quarter
                                                                   %
                                                2002     2001    Change
                                                ----     ----    ------
         Net income per diluted share           $1.07    $0.90    +19%

         Operating earnings per diluted share   $1.10    $0.92    +20%

         Core earnings per diluted share        $1.06    $0.89    +19%

Revenues
--------

Total revenues in the first quarter of 2002, excluding net gains and losses on investment securities and structured credit derivatives, were $201.1 million, an increase of 17% from $171.5 million in revenues for the first quarter of 2001.

Highlights

..   Adjusted gross premiums written/(2/ in the first quarter of 2002 were $211.9 million, up 34% from $157.6 million in the first quarter of 2001. All three areas of business, public, structured and international finance, saw strong premium growth.

    In public finance, Ambac's insured volume reflects, in part, the significant increase in new issuance of municipal bonds and higher insurance penetration in the first quarter of 2002, versus the comparable period of 2001. Ambac saw increased activity in lease-backed and tax-backed transactions and underwrote a large stadium transaction during the quarter. Structured finance growth during the quarter was driven by an increase in collateralized bond obligation writings while consumer mortgage-backed securities writings remain solid. In international finance, deal flow was especially strong in Japan and the UK.

A breakdown of adjusted gross premiums written by market sector is included below as Table II.

                                    --MORE--

Ambac First Quarter 2002 Earnings/3

                                    Table II
                         Adjusted Gross Premiums Written

          $-millions                  First Quarter

                                                               %
                                   2002          2001           Change
                                   ----          ----           ------
          Public Finance          $ 73.6        $ 43.8           +68%

          Structured Finance        79.1          62.2           +27%

          International             59.2          51.6           +15%
                                  ------        ------
          Total                   $211.9        $157.6           +34%


..    Net premiums written in the first quarter of 2002 of $129.8 million were
     34% higher than net premiums written of $97.0 million in the same period of 2001. Gross premiums written for the first quarter of 2002 were offset by $19.5 million in ceded premiums. In the first quarter of 2001, ceded premiums were $12.7 million.

..    Net premiums earned and other credit  enhancement fees for the first quarter of 2002 were $109.9 million, which represented a 22% increase from the $89.8 million earned in the first quarter of 2001. Net premiums earned increased for all market segments. Public finance displayed steady earned premium growth resulting from the increased activity in that market over the past year, and is enhanced by the company's focus on highly structured municipal obligations. Earned premium growth for structured finance is driven primarily by the high volume of asset-backed transactions of the past few quarters. The growth was partially offset during the quarter by the continued high level of pay-downs of previously insured mortgage-backed transactions. International earned premium growth also accelerated during the quarter, primarily as a result of recent strong activity in the Private Finance Initiative UK market, Japanese asset-backed transactions and the growth of the structured credit derivatives book of business.

     Net premiums earned include accelerated premiums, which result from refundings and calls recognized during the quarter. Earnings from refundings and calls occur primarily in the municipal bond market where premiums are generally paid up front. Accelerated premiums were $7.3 million in the first quarter of 2002 (which had a net income per diluted share effect of $0.04), up 20% from $6.1 million ($0.03 per diluted share) in accelerated premiums in the first quarter of 2001. This increase is largely due to the continued relatively low interest rate environment in the public finance sector. Earnings from refundings and calls represented 3.6% of operating earnings during the first quarter of 2002.

                                    --MORE--

Amabac First Quarter 2002 Earnings/4

Mr. Lassiter commented, "The impact of refundings on our bottom line has diminished greatly over time as we have broadened the markets that we serve. I expect that trend to continue."

A breakdown of normal net premiums earned and other credit enhancement fees by market sector is included below as Table III. Normal net premiums earned exclude accelerated premiums that result from refundings and calls.

                                    Table III
              Net Premiums Earned and Other Credit Enhancement Fees

            $-millions                  First Quarter

                                                                       %
                                          2002           2001        Change
                                          ----           ----        ------
            Public Finance              $ 37.0         $ 32.7         +13%

            Structured Finance            41.4           34.7         +19%

            International                 24.2           16.3         +48%
                                        ------         ------
            Total Normal Premiums/Fees  $102.6         $ 83.7         +23%

            Accelerated Premiums           7.3            6.1         +20%
                                        ------         ------
            Total                       $109.9         $ 89.8         +22%



..    Net investment income for the first quarter of 2002 was $72.5 million, representing an increase of 12% from $64.5 million in the comparable period of 2001. This increase was due primarily to the growth in the investment portfolio from ongoing operations, partially offset by a lower reinvestment rate stemming from the current interest rate environment. Investment income was also positively impacted by the proceeds from Ambac's $200 million debt offering in October 2001.

..    Financial services revenues, excluding net gains and losses on investment securities, were $16.6 million in the first quarter of 2002, up 14% from the $14.5 million in revenues for the first quarter of 2001. Financial services revenues include revenues from derivative products, investment agreements and money management. The increase in revenues is primarily due to increased investment agreement revenues. Derivative product revenues were relatively flat as compared to a strong first quarter 2001.

                                    --MORE--

Ambac First Quarter 2002 Earnings/5

Expenses
--------

Highlights

..    Financial guarantee expenses of $24.3 million for the first quarter of 2002 increased by 15% over the $21.2 million of expenses for the same quarter of 2001. This increase was primarily due to higher compensation costs and additions to the general loss provision.

..    Financial services expenses for the first quarter of 2002 of $5.1 million declined by 9% from $5.6 million in expenses for the first quarter of 2001. This decline was due primarily to a one-time reversal of employee benefit expense accruals.

Other Items
-----------

..    Total net securities gains/(losses) for the first quarter of 2002 were
     ($4.2) million, consisting of net realized losses on investment securities of $0.2 million and a mark-to-market loss on credit derivatives of $4.0 million. For the first quarter of 2001 net securities gains/(losses) were ($4.5) million, consisting of net realized losses on investment securities of $3.8 million and a mark-to-market loss on credit derivatives of $0.7 million.

..    Interest expense for the first quarter of 2002 was $10.7 million, up 13%
     from $9.5 million for the first quarter of 2001. The increase is attributable to Ambac's issuance of $200 million in 50-year debentures in October 2001.

Balance Sheet
-------------

Highlights

..    Total assets as of March 31, 2002 were $12.83 billion, up 5% from total assets of $12.27 billion at December 31, 2001. This increase was due primarily to cash generated from business written during the period and higher volume in the guaranteed investment contract business. As of March 31, 2002, stockholders' equity was $3.05 billion, a 2% increase from year-end 2001 stockholders' equity of $2.98 billion. The increase stemmed primarily from net income during the period, partially offset by a decrease in the market value of investment securities included in equity. The decreased market value was due to an increase in interest rates during the quarter.

2002 Operating Earnings Guidance
--------------------------------

Ambac management currently anticipates operating earnings per diluted share for 2002 of $4.50-$4.60. For the definition of operating earnings, please refer to Footnote 1.


                                    --MORE--

Ambac First Quarter 2002 Earnings/6

Annual Meeting of Stockholders
------------------------------

The 2002 Annual Meeting of Stockholders is scheduled for Tuesday, May 7, 2002, at 11:30 a.m. in New York City. The record date for determining stockholders entitled to notice of, and to vote at, the annual meeting was close of business, March 18, 2002.

Forward-Looking Statements
--------------------------

This release, in particular the Chairman's remarks and the section titled "2002 Operating Earnings Guidance", contains statements about our future results that may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. We caution you that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Our actual results could differ materially from those expressed or implied in the forward-looking statements. Among the factors that could cause actual results to differ materially are (1) changes in the economic, credit, or interest rate environment in the United States and abroad; (2) the level of activity within the national and worldwide debt markets; (3) competitive conditions and pricing levels; (4) legislative and regulatory developments; (5) changes in tax laws; (6) the policies and actions of the United States and other governments; and (7) other risks and uncertainties that have not been identified at this time. We undertake no obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

                               *******************

Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial services to clients in both the public and private sectors around the world. Ambac's principal operating subsidiary, Ambac Assurance Corporation, a leading guarantor of public finance and structured finance obligations, has earned triple-A ratings, the highest ratings available from Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Fitch, Inc. and Rating and Investment Information, Inc. Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).

                              ********************

                                    --MORE--

Ambac First Quarter 2002 Earnings/7

Footnotes
---------

(1) Core earnings and operating earnings are not substitutes for net income computed in accordance with accounting principles generally accepted in the United States of America (GAAP), but are important measures used by management, equity analysts and investors to measure Ambac's financial results. The Company defines operating earnings as net income, less the effect of realized and unrealized gains and losses on investment securities and structured credit derivatives and certain non-recurring items. Core earnings, which Ambac reports as analytical data, is defined as operating earnings less net insurance premiums earned from refundings and calls. The definitions of operating earnings and core earnings used by Ambac may differ from definitions of operating earnings and core earnings used by other public holding companies of financial guarantors.

(2) Adjusted gross premiums written, which is not promulgated under GAAP, is used by management, equity analysts and investors to measure Ambac's financial results. Adjusted gross premiums written, which Ambac reports as analytical data, are defined as gross (direct and assumed) up-front premiums written plus the present value of estimated installment premiums written on insurance policies and structured credit derivatives issued in the period. The definition of adjusted gross premiums written used by Ambac may differ from definitions of adjusted gross premiums written used by other public holding companies of financial guarantors.


                                    --MORE--

                  Ambac Financial Group, Inc. and Subsidiaries
                     Consolidated Statements of Operations
                                  (Unaudited)
                 For the Periods Ended March 31, 2002 and 2001
                    (Dollars in Thousands Except Share Data)

                                                                                Three Months Ended
                                                                                     March 31,
                                                                          ------------------------------
                                                                              2002              2001
                                                                          ------------------------------
Revenues:
  Financial Guarantee:
   Gross premiums written                                              $    149,361        $    109,667
   Ceded premiums written                                                   (19,549)            (12,701)
                                                                       ------------        ------------
     Net premiums written                                              $    129,812        $     96,966
                                                                       ============        ============

   Net premiums earned                                                 $    103,654        $     85,116
   Other credit enhancement fees                                              6,288               4,653
                                                                       ------------        ------------
   Net premiums earned and other credit enhancement fees                    109,942              89,769
   Net investment income                                                     72,547              64,476
   Net securities losses /(1)/                                               (4,571)             (4,938)
   Other income                                                               1,314               1,132
  Financial Services:
   Revenue                                                                   16,591              14,459
   Net securities gains                                                         358                 438
  Other:
   Revenue                                                                      729               1,629
                                                                       ------------        ------------

     Total revenues                                                         196,910             166,965
                                                                       ------------        ------------

Expenses:
  Financial Guarantee:
   Losses and loss adjustment expenses                                        5,700               4,600
   Underwriting and operating expenses                                       18,561              16,643
  Financial Services                                                          5,136               5,631
  Interest                                                                   10,666               9,483
  Other                                                                       1,466               1,737
                                                                       ------------        ------------

     Total expenses                                                          41,529              38,094
                                                                       ------------        ------------

Income before income taxes                                                  155,381             128,871
Provision for income taxes                                                   38,429              31,356
                                                                       ------------        ------------

     Net income                                                        $    116,952        $     97,515
                                                                       ============        ============

Net income per share:
     Basic                                                             $       1.11        $       0.92
                                                                       ============        ============

     Diluted                                                           $       1.07        $       0.90
                                                                       ============        ============

Weighted average number of common shares outstanding:
     Basic                                                              105,831,879         105,663,065
                                                                       ============        ============

     Diluted                                                            109,153,901         108,844,261
                                                                       ============        ============

(1) Includes net gains (losses) on investment securities sold of ($500) and ($4,282) for the first quarter of 2002 and 2001, respectively, and change in fair value of credit derivatives of ($4,071) and ($656) for the first quarter of 2002 and 2001, respectively.

                  Ambac Financial Group, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                      March 31, 2002 and December 31, 2001
                    (Dollars in Thousands Except Share Data)

                                                                                          March 31, 2002           December 31, 2001
                                                                                           -------------           -----------------
                                                                                            (Unaudited)
Assets
------

Investments:
    Fixed income securities, at fair value
        (amortized cost of $9,443,033 in 2002 and $8,355,596 in 2001)                      $   9,488,943              $   8,469,157
    Fixed income securities pledged as collateral, at fair value
        (amortized cost of $1,084,357 in 2002 and $1,393,193 in 2001)                          1,082,726                  1,401,528
    Short-term investments, at cost (approximates fair value)                                    337,180                    415,002
    Other                                                                                          3,055                      2,163
                                                                                           -------------              -------------
       Total investments                                                                      10,911,904                 10,287,850

Cash                                                                                              49,343                     76,580
Cash pledged as collateral                                                                         7,453                          -
Securities purchased under agreements to resell                                                        -                     11,200
Receivable for investment agreements                                                                 169                      4,101
Receivable for securities sold                                                                    10,478                      8,922
Investment income due and accrued                                                                119,611                    144,463
Reinsurance recoverable                                                                            2,055                      2,259
Prepaid reinsurance                                                                              267,989                    267,655
Deferred acquisition costs                                                                       167,423                    163,477
Loans                                                                                            892,774                    901,194
Other assets                                                                                     404,535                    399,994
                                                                                           -------------              -------------
       Total assets                                                                        $  12,833,734              $  12,267,695
                                                                                           =============              =============

Liabilities and Stockholders' Equity
------------------------------------

Liabilities:
    Unearned premiums                                                                      $   1,806,564              $   1,780,272
    Losses and loss adjustment expense reserve                                                   155,893                    152,352
    Ceded reinsurance balances payable                                                             7,710                     10,146
    Obligations under investment and payment agreements                                        4,551,057                  4,089,777
    Obligations under investment repurchase agreements                                         1,306,744                  1,422,151
    Securities sold under agreement to repurchase                                                422,000                    425,000
    Deferred income taxes                                                                         96,694                    123,077
    Current income taxes                                                                          52,904                     98,145
    Debentures                                                                                   621,421                    619,315
    Accrued interest payable                                                                      63,437                     84,225
    Other liabilities                                                                            423,377                    416,632
    Payable for securities purchased                                                             271,728                     62,915
                                                                                           -------------              -------------
       Total liabilities                                                                       9,779,529                  9,284,007
                                                                                           -------------              -------------

Stockholders' equity:
    Preferred stock                                                                                    -                          -
    Common stock                                                                                   1,060                      1,060
    Additional paid-in capital                                                                   542,860                    538,135
    Accumulated other comprehensive income                                                        14,823                     62,476
    Retained earnings                                                                          2,500,605                  2,403,473
    Common stock held in treasury at cost                                                         (5,143)                   (21,456)
                                                                                           -------------              -------------
       Total stockholders' equity                                                              3,054,205                  2,983,688
                                                                                           -------------              -------------
       Total liabilities and stockholders' equity                                          $  12,833,734              $  12,267,695
                                                                                           =============              =============

Number of shares outstanding (net of treasury shares)                                        105,929,939                105,584,049
                                                                                           =============              =============
Book value per share                                                                       $       28.83              $       28.26
                                                                                           =============              =============


                  Ambac Financial Group, Inc. and Subsidiaries
         Supplemental Analytical Data: Components of Core Earnings/(1)/
                  For The Periods Ended March 31, 2002 and 2001

                                                        Three Months Ended
                                                           March 31,
                                               --------------------------------
                                                      2002             2001
                                               --------------------------------
Net income                                     $     116,952    $        97,515
Adjustments:
  Net securities losses                                2,738              2,925
                                               -------------    ---------------
Operating earnings                                   119,690            100,440

  Refundings, calls and other accelerations           (4,159)            (3,472)
                                               -------------    ---------------
Core earnings                                  $     115,531    $        96,968
                                               =============    ===============

                  Ambac Financial Group, Inc. and Subsidiaries
 Supplemental Analytical Data: Components of Adjusted Book Value Per Share/(2)/
                       March 31, 2002 and December 31,2001

                                                        March 31,   December 31,
                                                          2002         2001
                                                         -----         ----

Book value                                             $    28.83    $    28.26
After-tax value of:
    Net unearned premium reserve less
      deferred acquisition costs                             8.41          8.31
    Present value of future installment premiums             6.15          6.07
    Unrealized loss on investment
      agreement liabilities                                 (0.23)        (0.61)
                                                       ----------    ----------

Adjusted book value                                    $    43.16    $    42.03
                                                       ==========    ==========

(1) Core earnings and operating earnings are not substitutes for net income computed in accordance with accounting principles generally accepted in the United States of America (GAAP), but are important measures used by management, equity analysts and investors to measure Ambac's financial results. The Company defines operating earnings as net income, less the effect of realized and unrealized gains and losses and certain non-recurring items. Core earnings, which Ambac reports as analytical data, is defined as operating earnings less net insurance premiums earned from refundings and calls. The definitions of operating earnings and core earnings used by Ambac may differ from definitions of operating earnings and core earnings used by other public holding companies of financial guarantors.

(2) Adjusted book value (ABV), which is not promulgated under GAAP, is used by management, equity analysts and investors as a measurement of the Company's intrinsic value with no benefit given for ongoing business activity. Management derives ABV by beginning with stockholders' equity (book value) and adding or subtracting the after-tax value of: the net unearned premium reserve; deferred acquisition costs; the present value of estimated net future installment premiums; and the unrealized gain or loss on investment agreement liabilities. These adjustments will not be realized until future periods and may differ materially from the amounts used in determining ABV. The definition of ABV used by the Company may differ from definitions of ABV used by other public holding companies of financial guarantee insurers.

                           Ambac Assurance Corporation
          Statutory Accounting, Financial and Capital Information/(1)/
                      March 31, 2002 and December 31, 2001
                      (Dollars in Thousands, Except Ratios)

                                                         March 31,     December 31,
                                                           2002            2001
                                                       ------------    ------------
Capital and Claim-Paying Resources:
    Contingency reserve                                $  1,318,423    $  1,265,652
    Capital and surplus                                   2,066,549       1,996,284
                                                       ------------    ------------
       Qualified statutory capital                        3,384,972       3,261,936

    Unearned premiums                                     1,896,056       1,860,090
    Losses and loss adjustment expenses                      27,848          27,835
                                                       ------------    ------------
       Policyholders' reserves                            5,308,876       5,149,861

       Third party capital support/(2)/                     800,000         800,000
       Present value of future installment premiums       1,002,092         986,760
                                                       ------------    ------------

       Total claims-paying resources                   $  7,110,968    $  6,936,621
                                                       ============    ============

    Net financial guarantees in force                  $484,147,214    $476,189,690

    Capital ratio/(3)/                                        143:1           146:1

    Financial resources ratio/(4)/                             68:1            69:1

(1) Statutory accounting information for Ambac Assurance Corporation and Connie Lee Insurance Company are combined for purposes of this schedule. Qualified statutory capital for Ambac Assurance, on a stand alone basis, as of March 31, 2002 and December 31, 2001 are $3.362 billion and $3.240 billion, respectively.
(2) Third party capital support represents a limited recourse irrevocable line of credit with a group of high quality banks for $400 million and pre-funded capital which provides for the unconditional ability to issue up to $400 million of preferred stock to a high quality asset-backed trust.
(3) Capital ratio is net financial guarantees in force divided by qualified statutory capital.
(4) Financial resources ratio is net financial guarantees in force divided by total claims-paying resources.

                  Ambac Assurance Corporation and Subsidiaries
                           Capitalization Table - GAAP
                      March 31, 2002 and December 31, 2001
                              (Dollars in Millions)

The following table sets forth Ambac Assurance's consolidated capitalization as of March 31, 2002 and December 31, 2001, respectively, on the basis of accounting principles generally accepted in the United States of America.

                                                          March 31,        December 31,
                                                            2002               2001
                                                       --------------      ------------
                                                       (unaudited)
       Unearned premiums                               $        1,817      $      1,790
       Other liabilities                                          835               888
                                                       --------------      ------------
                                                                2,652             2,678
                                                       --------------      ------------

       Stockholder's equity:
             Common stock                                          82                82
             Additional paid-in capital                           928               928
             Accumulated other comprehensive income                53                81
             Retained earnings                                  2,488             2,386
                                                       --------------      ------------
       Total stockholder's equity                               3,551             3,477
                                                       --------------      ------------
       Total liabilities and stockholder's equity      $        6,203      $      6,155
                                                       ==============      ============